Exhibit 3.4

FORM OF FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

EMPIRE PETROLEUM PARTNERS GP, LLC

A Delaware Limited Liability Company

Dated as of [●], 2015

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Exhibit A         Members

Exhibit B         Directors

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FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

EMPIRE PETROLEUM PARTNERS GP, LLC

This FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Empire Petroleum Partners GP, LLC (the “Company”), a limited liability company organized under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended (the “Act”), is made and entered into as of this [ ● ] day of [ ● ], 2015 by Empire Petroleum Partners, LLC, a Delaware limited liability company (“Empire”), and the individuals listed on Exhibit A hereto (each, a “Management Member,” and collectively, “Management”).

RECITALS:

WHEREAS, the Company was formed by Empire as a Delaware limited liability company on April 28, 2015;

WHEREAS, the Company desires to (a) enhance its ability to motivate, attract and retain the services of officers, employees or other service providers upon whose judgment, interest and special effort the successful conduct of the Partnership Group’s business is largely dependent and (b) promote the success and enhance the value of the Partnership Group by linking the personal interests of the Partnership Group’s officers, employees or other service providers to those of the Partnership, the Company and their respective partners and members;

WHEREAS, in furtherance of the foregoing, the Company is issuing and plans from time to time to issue to Management Membership Interests, having such vesting or other restrictions and such designations, preferences and other participating or relative rights, powers and duties as may be set forth in this Agreement and an award or subscription agreement between the Company and the applicable participant (each an “Award Agreement”); and

WHEREAS, Empire desires that Management be admitted as Members of the Company;

WHEREAS, in connection with the initial public offering of Common Units representing limited partner interests of Empire Petroleum Partners, LP, Empire and Management desire to amend the Limited Liability Company Agreement of the Company, dated as of April 28, 2015 (the “Current Limited Liability Company Agreement”), in its entirety as set forth herein.

NOW THEREFORE, for and in consideration of the premises, the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

“Accredited Investor” has the meaning assigned to such term in the regulations promulgated under the Securities Act.

“Act” has the meaning set forth in the introductory paragraph. All references in this Agreement to provisions of the Act shall be deemed to refer, if applicable, to their successor statutory provisions to the extent appropriate in light of the context herein in which such references are used.

“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Tax Fiscal Year or other period, after giving effect to the following adjustments:

(a) credit to such Capital Account any amounts that such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account. The foregoing definitions of Adjusted Capital Account and Adjusted Capital Account Deficit are intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.

“Agreement” is defined in the introductory paragraph, as the same may be amended, modified, supplemented or restated from time to time.

“Applicable Law” means (a) any United States federal, state or local law, statute or ordinance or any rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any national securities exchange trading market recognized by the Commission on which securities issued by the Partnership are listed or quoted.

“Assignee” means any Person that acquires a Member’s share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company or any portion thereof through a Disposition; provided, however, that an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Article IV. The Assignee of a dissolved Member shall be the shareholder, partner, member or other equity owner or owners of the dissolved Member or such other Persons to whom such Member’s Membership Interest is assigned by the Person conducting the liquidation or winding up of such Member.

“Audit Committee” is defined in Section 7.10(b).

“Award Agreement” is defined in the Recitals hereof.

“Bankruptcy” or “Bankrupt” means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Applicable Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties or (b) a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Applicable Law has been commenced against such Person and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in the Act.

“Board” is defined in Section 7.1(c).

“Book Depreciation” means an amount which bears the same ratio to the Book Value of a Company asset as the amount of depreciation, amortization or other cost recovery deductions with respect to the asset, computed for federal income tax purposes, bears to the adjusted tax basis of the asset; provided, that if the adjusted tax basis of the asset is zero, Book Depreciation shall be determined under any reasonable method selected by the Board, and provided, further, if the remedial allocation method of Treasury Regulations Section 1.704-3(d) is utilized with respect to a Company asset, Book Depreciation shall be determined under Treasury Regulations Section 1.704-3(d)(2).

“Book Value” means, with respect to each Company asset, the adjusted basis of the asset for federal income tax purposes, except that (a) the initial Book Value of an asset other than money contributed by a Member to the Company shall be the Fair Market Value of the asset on the date of contribution, as agreed by the contributor and the Board, (b) immediately prior to the occurrence of a Revaluation Event, the Book Value of all the Company’s assets (including intangibles) shall be adjusted to their respective Fair Market Values on such date, (c) the Book Value of any Company asset distributed to any Member will be adjusted to equal the Fair Market

Value of such asset on the date of distribution, (d) if the Book Value of any Company asset has been determined pursuant to the preceding clauses, the Book Value of the asset shall thereafter be adjusted by Book Depreciation in lieu of any depreciation, amortization or other cost recovery deductions otherwise allowable for federal income tax purposes and (e) the Book Value of any Company asset will be increased (or decreased) to reflect any adjustments to the adjusted basis of such asset pursuant to Code Section 734(b) or Section 743(b) but only to the extent such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), except that Book Values will not be adjusted pursuant to this clause (e) to the extent an adjustment pursuant to clause (b) is made in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (e). If the Book Value of a Company asset has been determined or adjusted pursuant to this definition, such Book Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such Company asset for purposes of computing Net Income and Net Loss.

“Business Day” means (a) any day on which the national securities exchange upon which securities of the Partnership are listed is open for trading or (b) in the event that no Partnership securities are listed on a national securities exchange, any day on which the New York Stock Exchange is open for trading.

“Capital Account” means the Capital Account maintained for each Member on the Company’s books and records in accordance with the provisions of this Agreement.

“Capital Contribution” means, with respect to any Member, the amount of money and the net agreed value of any property (other than money) contributed to the Company by such Member. Any reference in this Agreement to the Capital Contribution of a Member shall include any Capital Contribution of its predecessors in interest.

“Class A Unit” means a Unit, representing a fractional part of the Membership Interests of the Members, and having the rights and obligations specified with respect to Class A Units in this Agreement.

“Class B Unit” means a Unit, representing a fractional part of the Membership Interests of the Members, and having the rights and obligations specified with respect to Class B Units in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” is defined in the Partnership Agreement.

“Company” is defined in the introductory paragraph.

“Compensation Committee” is defined in Section 7.10(d).

“Conflicts Committee” is defined in the Partnership Agreement.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Current Limited Liability Company Agreement” is defined in the recitals.

“Delaware Certificate” is defined in Section 2.1, as the same may be amended from time to time.

“Director” or “Directors” means a member or members of the Board.

“Dispose,” “Disposing” or “Disposition” means with respect to any asset (including a Membership Interest or any portion thereof), a sale, assignment, transfer, conveyance, gift, pledge, grant of a security interest, exchange or other disposition of such asset, whether such disposition is voluntary, involuntary or by operation of Applicable Law.

“Dissolution Event” is defined in Section 12.1(a).

“Drag-Along Transaction” means any of the following: (a) any consolidation, conversion, merger or other business combination involving the Company in which the outstanding Membership Interests are exchanged for or converted into cash, securities of a corporation or other business organization or other property; (b) a sale or other transfer of all or substantially all of the assets of the Company to be followed promptly by a liquidation of the Company or a distribution to the Members of all or substantially all of the net proceeds of such transfer after payment or other satisfaction of liabilities and other obligations of the Company; or (c) the Disposition of no less than the majority of the outstanding Membership Interests in a single transaction or a series of related transactions, excluding any Dispositions made pursuant to Sections 4.3 or 4.5.

“Economic Interest” means a Person’s right to share in the Net Income, Net Loss or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member including the right (if any) to vote, consent or otherwise participate in the management of the Company or, except as specifically provided in this Agreement or required under the Act, any right to information concerning the business and affairs of the Company.

“Empire” is defined in the introductory paragraph.

“Empire Entities” means Empire and its Affiliates (other than the Company and the Partnership Group).

“Fair Market Value” means the price at which property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell, and both having reasonable knowledge of the relevant facts, as determined by the Managing Member in good faith.

“FAS 133” means Statement of Financial Accounting Standards No. 133 promulgated by the Financial Accounting Standards Board.

“General Partner Interest” is defined in the Partnership Agreement.

“Governmental Authority” or “Governmental” means any federal, state or local court or governmental or regulatory agency or authority or any arbitration board, tribunal or mediator having jurisdiction over the Company or its assets or Members.

“Group Member” means any member of the Partnership Group.

“Group Member Agreement” is defined in the Partnership Agreement.

“HSR Act” means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended from time to time.

“Incentive Plan” means any plan or arrangement pursuant to which the Company may compensate its employees, consultants, directors and/or service providers.

“Inclusion Notice” is defined in Section 4.5(c).

“Inclusion Right” is defined in Section 4.5(c).

“Indemnitee” means any of (a) the Members, (b) any Person who is or was an Affiliate of the Company (other than any Group Member), (c) any Person who is or was a member, partner, director, officer, fiduciary or trustee of the Company or any Affiliate of the Company (other than any Group Member), (d) any Person who is or was serving at the request of the Company or any Affiliate of the Company as an officer, director, member, manager, partner, fiduciary or trustee of another Person; provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (e) any Person the Board designates as an “Indemnitee” for purposes of this Agreement.

“Limited Partner” is defined in the Partnership Agreement.

“Majority Interest” means Membership Interests in the Company entitled to more than 50% of the Sharing Percentages.

“Management Member” is defined in the introductory paragraph.

“Managing Member” means Empire and its successors and permitted assigns that are admitted to the Company as Managing Member.

“Member” means the Managing Member and each other Person designated as a Member on Exhibit A.

“Membership Interest” means, with respect to any Member, that Member’s limited liability company interests in the Company, including its share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company.

“Merger Agreement” is defined in Section 13.1.

“Net Income” and “Net Loss” mean, for each Tax Fiscal Year or other relevant period, an amount equal to the Company’s taxable income or loss for such Tax Fiscal Year or relevant period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c) If the Book Value of any of the Company’s assets is adjusted pursuant to clause (b) or (c) of the definition of Book Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e) In lieu of the deduction for depreciation, cost recovery, or amortization taken into account in computing such taxable income or loss, there shall be taken into account Book Depreciation;

(f) Any items that are specially allocated pursuant to Section 6.2 shall not be taken into account in computing Net Income or Net Loss; and

(g) To the extent an adjustment to the adjusted tax basis of any asset included in the Company’s assets pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Membership Interest, the amount of such adjustment will be treated as an item of gain (if the adjustment includes the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of such asset for purposes of computing Net Income and Net Loss.

“Notices” is defined in Section 14.2.

“Officer” is defined in Section 8.1(b).

“Partnership” means Empire Petroleum Partners, LP, a Delaware limited partnership.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date of this Agreement, among the Company, Empire and any Persons who become partners of the Partnership or any other parties thereto, as it may be further amended and restated, or any successor agreement.

“Partnership Group” means, collectively, the Partnership and its Subsidiaries.

“Partnership Interest” is defined in the Partnership Agreement.

“Partnership Minimum Gain” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Permitted Transferee” means with respect to any holder of Membership Interests that is a Management Member: (i) any Relative of such holder or (ii) any trust, corporation, family partnership or limited liability company, the sole beneficiaries, stockholders, partners or members of which are such holder or Relatives of such holder.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Plan of Conversion” is defined in Section 13.1.

“Profits Interests Guidance” is defined in Section 3.7(b).

“Profit Interests Units” is defined in Section 3.7(b).

“Purchased Interests” is defined in Section 4.5(d)(ii).

“Purchased Percentage” is defined in Section 4.5(d)(ii).

“Regulatory Allocations” is defined in Section 6.2(h).

“Relative” means, with respect to any holder of Membership Interests that is an individual: such individual’s spouse and any lineal descendant (whether by blood or legal adoption).

“Requested Interests” means (a) the aggregate number of Membership Interests requested to be included in a Tag-Along Sale by all Tag Offerees exercising their Inclusion Rights plus (b) the number of Membership Interests that the Transferor proposes to sell in a Tag-Along Sale.

“Revaluation Event” means, except as otherwise determined by the Managing Member, (a) the acquisition from the Company of any additional Membership Interest by any new or existing Member in exchange for a Capital Contribution or as consideration for services performed on behalf of the Partnership Group, (b) a distribution by the Company of money or other property in reduction or liquidation of a Membership Interest or (c) the liquidation of the Company (as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(g)).

“Securities Act” means the Securities Act of 1933, as amended.

“Sharing Percentage” means, subject in each case to adjustments in accordance with this Agreement or in connection with Dispositions of Membership Interests, the percentage specified for that Member as its Sharing Percentage on Exhibit A; provided, however, that the total of all Sharing Percentages shall always equal 100%.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Special Approval” is defined in the Partnership Agreement.

“Subsidiary” is defined in the Partnership Agreement.

“Surviving Business Entity” is defined in Section 13.1.

“Tag-Along Offer” is defined in Section 4.5(a).

“Tag-Along Sale” is defined in Section 4.5(a).

“Tag-Along Transferee” is defined in Section 4.5(a).

“Tag Offeree” is defined in Section 4.5(a).

“Tax Fiscal Year” means the fiscal year of the Company for financial statement purposes and for federal and applicable state and local income tax purposes as determined by the Managing Member or required under the Code.

“Tax Matters Member” is defined in Section 10.1(a).

“Threshold Value” is defined in Section 3.7(b).

“Third Party” means, with respect to any Member, any other Person (whether or not another Member) that is not a Permitted Transferee with respect to such Member or, if such Member is not the original holder of the Membership Interests held by such Member (such that Section 4.3(a)(i) applies), then any other Person that is not a Permitted Transferee with respect to the original holder of such Membership Interests.

“Third Party Offer” means a bona fide written offer from a Third Party to any holder of Membership Interests.

“Transferor” is defined in Section 4.5(a).

“Transferor Requested Percentage” means the percentage determined by dividing (a) the aggregate number of Membership Interests that the Transferor proposes to sell in a Tag-Along Sale by (b) the total number of outstanding Membership Interests then held by the Transferor.

“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

“Unit” means a unit representing a fractional part of the Membership Interests of the Members and shall include all types and classes of Units, including the Class A Units and Class B Units.

“Withdraw,” “Withdrawing” or “Withdrawal” means the resignation of a Member from the Company as a Member. Such terms shall not include any Dispositions of Membership Interests (which are governed by Article IV), even though the Member making a Disposition may cease to be a Member as a result of such Disposition.

(b) Other terms defined herein have the meanings so given them.

Section 1.2 Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

Section 2.1 Formation.

The Company was formed as a Delaware limited liability company by the filing of a Certificate of Formation (the “Delaware Certificate”) on April 28, 2015 with the Secretary of State of the State of Delaware under and pursuant to the Act.

Section 2.2 Name.

The name of the Company is “Empire Petroleum Partners GP, LLC” and all Company business shall be conducted in that name or such other names that comply with Applicable Law as the Managing Member may select.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices.

The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent for service of process named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Managing Member may designate in the manner provided by Applicable Law. The registered agent for service of process of the Company in the State of Delaware shall be the initial registered agent for service of process named in the Delaware Certificate or such other Person or Persons as the Managing Member may designate in the manner provided by Applicable Law. The principal office of the Company in the United States shall be at such a place as the Managing Member may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Managing Member may designate.

Section 2.4 Purposes.

The purpose of the Company is to own, acquire, hold, sell, transfer, assign, dispose of or otherwise deal with partnership or other interests in, and act as the general partner or other interest holder of, the Partnership and each other Group Member as described in the Partnership Agreement and each Group Member Agreement and to otherwise manage and control the business and affairs of the Partnership Group and to engage in any lawful business or activity ancillary or related thereto. The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other Applicable Law or by this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary or appropriate to the conduct, promotion or attainment of the business, purposes or activities of the Company.

Section 2.5 Term.

The period of existence of the Company commenced on April 28, 2015 and shall end at such time as a certificate of cancellation is filed with the Secretary of State of the State of Delaware in accordance with Section 12.4.

Section 2.6 No State Law Partnership.

Except to the extent provided in the next sentence, the Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member, for any purposes, and this Agreement shall not be construed to the contrary. Notwithstanding the foregoing, the Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes. Except to the extent otherwise provided herein, each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment unless otherwise required by law.

Section 2.7 Certain Undertakings Relating to Separateness.

(a) Separateness Generally. The Company shall, and shall cause each Group Member to, conduct their respective businesses and operations separate and apart from those of any other Person (including the Empire Entities), except as provided in this Section 2.7.

(b) Separate Records. The Company shall, and shall cause each Group Member to, (i) maintain their respective books and records and their respective accounts separate from those of any other Person, (ii) maintain their respective financial records, which will be used by them in their ordinary course of business, showing their respective assets and liabilities separate and apart from those of any other Person, except their consolidated Subsidiaries and (iii) file their respective own tax returns separate from those of any other Person, except (A) to the extent that such Group Member or the Company (1) is treated as a “disregarded entity” for tax purposes or (2) is not otherwise required to file tax returns under Applicable Law or (B) as may otherwise be required by Applicable Law.

(c) Separate Assets. The Company shall not, and shall cause each Group Member to not, commingle or pool its funds or other assets with those of any other Person and shall maintain its assets in a manner in which it is not costly or difficult to segregate, ascertain or otherwise identify its assets as separate from those of any other Person.

(d) Separate Name. The Company shall, and shall cause the members of the Partnership Group to, (i) conduct their respective businesses in their respective own names or in the names of their respective Subsidiaries, (ii) use their, or, in the case of members of the Partnership Group, the Partnership’s separate stationery, invoices, and checks, (iii) correct any known misunderstanding regarding their respective separate identities from that of any other Person and (iv) generally hold themselves as entities separate from any other Person.

(e) Separate Formalities. The Company shall, and shall cause each Group Member to, (i) observe all limited liability company or limited partnership formalities, as the case may be, and other formalities required by its organizational documents, the laws of the jurisdiction of its formation and other Applicable Laws and (ii) promptly pay, from its own funds, and on a current basis, its allocable share of general and administrative services and costs for services performed, and capital expenditures made, by any of the Empire Entities or their respective members, shareholders or partners, as applicable. Each material contract between the Company or a Group Member, on the one hand, and any of the Empire Entities or their respective members, shareholders or partners, as applicable, on the other hand, shall be in writing.

(f) No Effect. Failure by the Company to comply with any of the obligations set forth above shall not affect the status of the Company as a separate legal entity, with its separate assets and separate liabilities, or restrict or limit the Company from engaging or contracting with the Empire Entities or the Partnership Group, as applicable, for the provision of services or the purchase or sale of products.

ARTICLE III

MEMBERSHIP

Section 3.1 Members; Additional Members

The Members of the Company are set forth on Exhibit A, as such Exhibit may be amended from time to time in accordance with this Agreement. Additional Persons may be admitted to the Company as Members, and Membership Interests may be issued, on such terms and conditions as the Managing Member may determine at the time of admission. The terms of admission or issuance must specify the Sharing Percentages applicable thereto and may provide for the creation of different classes or groups of Members or Membership Interests having different (including senior) rights, powers and duties, including different classes of Units. Upon the issuance of additional Membership Interests, the Managing Member shall update Exhibit A to reflect the current schedule of all Members, each Member’s ownership interest in the Company, including the number and class of Units each member owns, each Member’s Capital Contribution and each Member’s Sharing Percentages.

Section 3.2 Units

The Membership Interests of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series. The Units initially shall consist of two classes: Class A Units and Class B Units, and each shall have the rights, powers, preferences, privileges, limitations, restrictions and obligations as set forth herein, including without limitation, rights to distributions (liquidation or otherwise) and allocation in accordance with the terms of this Agreement; provided, however that the Class B Units are non-voting Units and the holders of the Class B Units shall, except to the extent provided in the Act, have no authority to exercise any control over the management of the Company and shall have no information rights with respect to the Company, except as otherwise expressly required under this Agreement or by non-waivable provisions of Applicable Law. Subject to the terms of this Agreement, additional Units, and additional series or classes of Units, may be issued from time to time as determined by the Managing Member, with such rights, powers, preferences, privileges, limitations, restrictions and obligations as the Managing Member may determine in accordance with this Agreement. The Company may issue fractional Units. As of the date of this Agreement, 9,000 Class A Units are issued and outstanding and 850 Class B Units are issued and outstanding (the “Initial Class B Units”).

Section 3.3 Capital Accounts.

(a) The Company shall maintain for each Member a separate Capital Account in accordance with Treasury Regulations Section 1.704-1(b) and including the following provisions. Each Capital Account shall be (i) increased by (A) the cash amount or Book Value at the time of contribution (net of any liabilities assumed) of all Capital Contributions subsequently made (or deemed to be made) by such Member to the Company pursuant to this Agreement, (B) Net Income and all items of the Company’s income and gain allocated to such Member pursuant to Article VI and (C) any other increases required by the Treasury Regulations, and (ii) decreased by (A) the cash amount or Book Value of all distributions of cash or property (net of any liabilities assumed) made by the Company to such Member pursuant to this Agreement, (B) Net Loss and all items of the Company’s deduction and loss allocated to such Member pursuant to Article VI and (C) any other decreases required by the Treasury Regulations.

(b) The determination of the amount of any liability for purposes of this Section 3.3 shall be made in accordance with Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations promulgated thereunder.

(c) In the event all or a portion of a Member’s Membership Interest is Disposed in accordance with the terms of this Agreement, the Assignee shall succeed to the Capital Account of the Disposing Member to the extent it relates to the Disposed Membership Interest.

(d) It is the intention of the Members that Capital Accounts shall be determined in a manner so that the allocations in this Agreement will have, or be deemed to have, substantial economic effect under Code Section 704(b) and the Treasury Regulations promulgated thereunder. In the event that the Managing Member determines that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members or their Affiliates), are computed in order to comply with such Treasury Regulations, the Managing Member shall make such modification provided it is not likely to have a material effect on the amounts distributable to any Member pursuant to

Article XII hereunder upon the dissolution of the Company. In the event that unanticipated events might otherwise cause this Agreement not to comply with such Treasury Regulations, the Managing Member, consistent with the prior sentence, shall make such modifications as it deems appropriate.

Section 3.4 Access to Information.

Each Member shall be entitled to receive any information that it may request concerning the Company to the extent provided in the Act.

Section 3.5 Liability.

(a) Except as otherwise provided by the Act, no Member shall be liable for the debts, obligations or liabilities of the Company solely by reason of being a member of the Company.

(b) The Company and the Members agree that the rights, duties and obligations of the Members in their capacities as members of the Company are only as set forth in this Agreement and as otherwise may arise under the Act. Furthermore, the Members agree that, to the fullest extent permitted by Applicable Law, the existence of any rights of a Member, or the exercise or forbearance from exercise of any such rights, shall not create any duties or obligations of the Member in its capacity as a member of the Company, nor shall such rights be construed to enlarge or otherwise to alter in any manner the duties and obligations of such Member.

Section 3.6 Withdrawal.

A Member does not have the right or power to Withdraw.

Section 3.7 Certain Terms of the Class B Units

(a) The Class B Units are being issued, or will be issued in the future, subject to Award Agreements pursuant to which such Class B Units are subject to vesting, forfeiture and/or repurchase. The terms and conditions of each Award Agreement (which do not need to be the same) must be approved by the Managing Member. The Managing Member shall have the exclusive authority to make all interpretations and determinations arising out of or relating to the Award Agreements. Any such interpretation or determination made by the Managing Member in good faith shall be final and binding on all interested parties. Without limiting the generality of the foregoing, the Managing Member shall have the full power and authority to take any and all actions (including the creation of “plans”) that it deems necessary, advisable or desirable for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. For purposes of Rule 701 under the Securities Act and applicable state “blue sky” laws, this Agreement and the related Award Agreement(s), as applicable, shall constitute a “plan.”

(b) After the date of this Agreement, the Company may issue additional Class B Units (the “Additional Class B Units”) at the discretion of the Managing Member that are intended to constitute profits interests within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, and Rev. Proc. 2001-43, 2001-2 C.B. 191 (the “Profits Interest Guidance”) upon issuance (any Additional Class B Units that are intended to constitute profits interests within the meaning of the Profits Interest Guidance are referred to herein as “Profits Interest Units”). In connection with the issuance of such Additional Class B Units, the Managing Member may determine an appropriate “Threshold Value” for such units. The Threshold Value may be subsequently adjusted, as determined appropriate by the Managing Member to take into account subsequent Capital Contributions or amounts paid in redemption of any Class A Units or Class B Units or otherwise to ensure that the Profits Interests qualify as profits interests within the meaning of the Profits Interest Guidance. For the avoidance of doubt, the Initial Class B Units do not have a Threshold Amount.

ARTICLE IV

DISPOSITION

OF MEMBERSHIP INTERESTS

Section 4.1 Assignment; Admission of Assignee as a Member.

Subject to this Article IV, the Managing Member may assign in whole or in part its Membership Interests. No Member (other than the Managing Member) shall Dispose of all or any portion of such Member’s Membership Interests at any time, other than to a Permitted Transferee, without the prior written approval of the Managing Member in its sole discretion. An Assignee has the right to be admitted to the Company as a Member, with the Membership Interests (and attendant Sharing Percentages) so transferred to such Assignee, only if (a) the Member making the Disposition (a “Disposing Member”) has granted the Assignee either (i) all, but not less than all, of such Disposing Member’s Membership Interests or (ii) the express right to be so admitted and (b) such Disposition is effected in strict compliance with this Article IV. If a Member transfers all of its Membership Interest in the Company pursuant to this Article IV, such admission shall be deemed effective immediately prior to the transfer and, immediately upon such admission, the transferor Member shall cease to be a member of the Company.

Section 4.2 Requirements Applicable to All Dispositions and Admissions.

Any Disposition of Membership Interests and any admission of an Assignee as a Member shall also be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with:

(a) Payment of Expenses. The Disposing Member and its Assignee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission of the Assignee as a Member.

(b) No Release. No Disposition of Membership Interests shall effect a release of the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to the Disposition.

(c) Agreement to be Bound. The Assignee shall execute a counterpart to this Agreement or other instrument by which such Assignee agrees to be bound by the terms of this Agreement.

Section 4.3 Permitted Dispositions

(a) Any holder of Membership Interests may at any time Dispose of all or any portion of its Membership Interests to a Permitted Transferee of such holder, subject to the applicable provisions of Section 4.1 and Section 4.2; provided, however, that: (i) such Permitted Transferee shall not be entitled to make any further Dispositions in reliance upon this Section 4.3, except for a Disposition of such acquired Membership Interests back to such original holder or to another Permitted Transferee of such original holder, and (ii) such Permitted Transferee must assume all of the obligations of the original holder of the Membership Interests under and agree to comply with the provisions of this Agreement. In addition, any Permitted Transferee of Class B Units shall take such Class B Units subject to all terms and conditions of any applicable Award Agreement and applicable service requirements thereunder (including for purposes of any vesting, forfeiture or repurchase provisions), with the terms and conditions of any such arrangement continuing to apply with respect to the service of the original grantee, purchaser or holder of such units.

(b) A Member may not make a Disposition of Membership Interests to a Permitted Transferee if such Disposition has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Dispositions in this Agreement (it being understood that the purpose of this Section 4.3(b) is to prohibit the Disposition of Membership Interests to a Permitted Transferee followed by a change in the relationship between the transferor and the Permitted Transferee (or a change of Control of such transferor or Permitted Transferee) after the Disposition with the result and effect that the transferor has indirectly made a Disposition of Membership Interests by using a Permitted Transferee, which Disposition would not have been directly permitted under this Section 4.3 had such change in such relationship occurred prior to such Disposition).

Section 4.4 Drag-Along Rights

(a) If at any time the Managing Member proposes to consummate, in one transaction or a series of related transactions, a Drag-Along Transaction with a Third Party, it may require all other holders of Membership Interests to sell all, but not less than all, of their Membership Interests in accordance with this Section 4.4.

(b) Subject to Section 4.4(c), in connection with any Drag-Along Transaction, all holders of Membership Interests entitled to consent thereto shall consent to, and raise no objections against the consummation of, the Drag-Along Transaction, and if the Drag-Along Transaction is structured as (i) a consolidation, conversion, merger or other business combination involving the Company, or a sale or other transfer of all or substantially all of the assets of the Company, each holder of Membership Interests entitled to vote thereon shall vote in favor of the Drag-Along Transaction and shall waive any appraisal rights or similar rights in connection with such consolidation, conversion, merger, other business combination or asset sale, or (ii) a Disposition of all of the outstanding Membership Interests, each holder of Membership Interests shall agree to sell all of such holder’s Membership Interests that are the subject of the Drag-Along Transaction, on the terms and conditions of such Drag-Along Transaction. The holders of Membership Interests shall promptly take all reasonable necessary and desirable actions, at the cost of the Company, in connection with the consummation of the Drag-Along Transaction reasonably requested by the Managing Member, including the execution of such agreements and such instruments and other actions reasonably necessary to (A) provide customary representations, warranties, indemnities, and escrow/holdback arrangements relating to such Drag-Along Transaction (subject to the limitations as to such representations, warranties, indemnities and escrow/holdback arrangements set forth in Sections 4.4(c)(ii) through 4.4(c)(iv)), in each case to the extent that each other holder of Membership Interests is similarly obligated except as otherwise provided for herein, and (B) effectuate the allocation and distribution of the aggregate consideration upon the Drag-Along Transaction as set forth in Section 4.4(c). The holders of Membership Interests shall be permitted to sell their Membership Interests pursuant to any Drag-Along Transaction without complying with any other provisions of this Article IV.

(c) The obligations of the holders of Membership Interests pursuant to this Section 4.4 are subject to the following terms and conditions:

(i) Upon the consummation of the Drag-Along Transaction, each holder of Membership Interests shall receive the same proportion of the aggregate consideration from such Drag-Along Transaction that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 12.2 as in effect immediately prior to such Drag-Along Transaction, after giving effect to any vesting of Class B Units resulting from the consummation of such Drag-Along Transaction. If a holder of Membership Interests receives consideration from such Drag-Along Transaction in a manner other than as contemplated by the preceding sentence or in excess of the amount to which such holder is entitled in accordance with the preceding sentence, then such holder shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the holders of Membership Interests in accordance with the preceding sentence;

(ii) the Company shall bear the reasonable, documented costs incurred by any Member in connection with any Drag-Along Transaction;

(iii) no holder of Membership Interests shall be required to provide any representations, warranties or indemnities in connection with the Drag-Along Transaction, other than (A) representations, warranties or indemnities for which the sole recourse is to consideration in escrow or held back and (B) customary (including with respect to qualifications) several (and not joint) representations, warranties and indemnities concerning: (1) such holder’s valid title to and ownership of Membership Interests, free of all liens, claims and encumbrances (excluding those arising under applicable securities laws and this Agreement); (2) such holder’s authority, power and right to enter into and consummate such Drag-Along Transaction; (3) the absence of any violation, default or acceleration of any agreement to which such holder is subject or by which its assets are bound as a result of the Drag-Along Transaction; and (4) the absence of, or compliance with, any Governmental or Third Party consents, approvals, filings or notifications required to be obtained or made by such holder in connection with the Drag-Along Transaction (and then only to the extent that each other holder of Membership Interests provides similar representations, warranties and indemnities with respect to the Membership Interests held by such holder of Membership Interests);

(iv) any Member’s allocable holdback or escrow shall be determined on the same percentage basis as the percentage of proceeds payable to such Member relative to the total proceeds paid or payable to all Members in connection with the Drag-Along Transaction (i.e., no Member shall have a higher percentage of their total proceeds or potential proceeds held back or escrowed than any other Member for any reason). Any such consideration placed in escrow or held back shall be allocated among holders of Membership Interests such that, if the party making the Third Party Offer is ultimately entitled to some or all of such escrow or holdback amounts because of a breach by any particular holder of representations and warranties made by such holder, on a several (and not joint) basis, as contemplated by Section 4.4(c)(iii)(B), the net ultimate proceeds received by such holders is consistent with the amounts they would have received as if the ultimate resolution of such escrow or holdback had been known at the closing of the Drag-Along Transaction;

(v) a Member’s liability to the party making the Third Party Offer in connection with a Drag-Along Transaction shall in no event exceed the amount of consideration payable to such Member in connection with such Drag-Along Transaction;

(vi) upon the consummation of the Drag-Along Transaction, each holder of each class of Units will receive consideration in the form determined by the Managing Member, provided, however, that the consideration received for each Unit will have equivalent Fair Market Value; and

(vii) if some or all of the consideration received in connection with the Drag-Along Transaction is other than cash, then such consideration shall be deemed to have a dollar value equal to the Fair Market Value of such consideration.

(d) Notwithstanding anything to the contrary in this Section 4.4, if the consideration proposed to be paid to the holders of Membership Interests in a Drag-Along Transaction includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each of the holders of Membership Interests that is not then an Accredited Investor may be required at the request and election of the Managing Member: (i) at the cost of the Company, to appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such requesting holders; or (ii) to accept cash in lieu of any securities such non-Accredited Investor would otherwise receive in an amount equal to the Fair Market Value of such securities as determined in the manner set forth in Section 4.4(c)(vii).

(e) The Managing Member shall have the right in connection with such a prospective transaction (or in connection with the investigation or consideration of any such prospective transaction) to require the Company to cooperate fully with potential acquirers in such prospective transaction by taking all customary and other actions reasonably requested by the Managing Member or such potential acquirers, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirers, establishing a physical or electronic data room including materials customarily made available to potential acquirers in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions. In addition, the Managing Member shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation. The Company shall provide assistance with respect to these actions as reasonably requested.

Section 4.5 Tag-Along Rights

(a) If the Managing Member (in such capacity, the “Transferor”) desires to Dispose, in one or more transactions, of more than 50% of its Membership Interests to a Third Party (the “Tag-Along Transferee”), the Transferor shall offer to include in such proposed Disposition (the “Tag-Along Sale”) a number of Membership Interests of any class or series owned and designated by any other Member holding Membership Interests (each, a “Tag Offeree”), in each case in accordance with the terms of this Section 4.5. Notwithstanding the foregoing, this Section 4.5 shall not be applicable to, and a Transferor may Dispose of Membership Interests without complying with any of the provisions of this Section 4.5 in connection with, any Disposition: (i) to a Permitted Transferee; and (ii) made pursuant to a Drag-Along Transaction pursuant to Section 4.4. A Transferor shall cause the offer from such Tag-Along Transferee (the “Tag-Along Offer”) to be reduced to writing, which writing shall include (x) an offer to purchase or otherwise acquire Membership Interests from the Tag Offerees as required by this Section 4.5, (y) a time and place designated for the closing of such purchase and (z) the purchase price proposed to be paid by the Tag-Along Transferee for the Transferor’s and Tag Offeree’s Membership Interests in a Tag-Along Sale.

(b) Each of the Tag Offerees shall be entitled to request to include certain Membership Interests in such Tag-Along Sale, in each case in accordance with the terms of this Section 4.5.

(c) The Transferor shall send written notice of such Tag-Along Offer (an “Inclusion Notice”), together with the Transferor Requested Percentage, to each of the Tag Offerees. Each Tag Offeree shall have the right (an “Inclusion Right”), exercisable by delivery of written notice to the Transferor at any time within 30 days after receipt of the Inclusion Notice, to request to sell in the Tag-Along Sale a number of Membership Interests up to the total number of Membership Interests held by such Tag Offeree multiplied by the Transferor Requested Percentage.

(d) Promptly following the determination of the Requested Interests, the following procedures shall apply:

(i) first, the Transferor shall notify the Tag-Along Transferee of the number of Requested Interests; and

(ii) next, the Transferor shall determine whether the Tag-Along Transferee is willing to purchase all of the Requested Interests. If the Tag-Along Transferee is unwilling to purchase all of the Requested Interests, then the Transferor shall determine what percentage of the Requested Interests such Tag-Along Transferee is willing to purchase in the aggregate (the “Purchased Percentage”). In such event, the number of the Requested Interests that the Transferor and each of the exercising Tag Offerees otherwise would have sold shall be reduced on a pro rata basis (based on the relative number of Requested Interests held by the Transferor and each Tag Offeree) so as to permit the Transferor and the exercising Tag Offerees to sell in the aggregate a number of Membership Interests equal to the total number of Requested Interests multiplied by the Purchased Percentage (the “Purchased Interests”).

(e) Notwithstanding anything to the contrary in this Section 4.5, if the consideration proposed to be paid by the Tag-Along Transferee in a Tag-Along Sale includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each holder of Membership Interests participating in the Tag-Along Sale that is not then an Accredited Investor shall be required, at the request and election of the Transferor, to (i) at the cost of such holder, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such Transferor or (ii) accept cash in lieu of any securities such holder would otherwise receive in an amount equal to the Fair Market Value of such securities.

(f) At the time (subject to extension to the extent necessary to pursue any required regulatory approval, including to allow for the expiration or termination of all waiting periods under the HSR Act) and place provided for the closing in the Tag-Along Offer, or at such other time and place as the Tag Offerees, the Transferor and the Tag-Along Transferee shall agree, the Tag Offerees and the Transferor shall sell to the Tag-Along Transferee all of the Purchased Interests. Each sale of Purchased Interests pursuant to this Section 4.5(f) shall be upon terms and conditions, if any, not more favorable individually and in the aggregate to the purchaser than those in the Tag-Along Offer and the Inclusion Notice and upon the consummation of such sale, each holder of Purchased Interests shall receive the consideration specified in Section 4.5(g).

(g) Upon the consummation of a Tag-Along Sale, each holder of Purchased Interests shall receive the same proportion of the aggregate consideration for the Purchased Interests sold pursuant to a Tag-Along Sale that such holder would have received if the implied value for all Membership Interests based on the proposed purchase price offered by the Tag-Along Transferee had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 12.2 as in effect immediately prior to such Tag-Along Sale, giving effect to the relative priorities in distributions under Section 12.2 applicable to the Membership Interests. If a holder of Purchased Interests receives consideration from such Tag-Along Sale in a manner other than as contemplated by the immediately preceding sentence or in excess of the amount to which such holder is entitled in accordance with the immediately preceding sentence, then such holder shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the holders of Purchased Interests in accordance with the immediately preceding sentence.

(h) The Transferor shall have the right in connection with any Tag-Along Sale (or in connection with the investigation or consideration of any potential Tag-Along Sale) to require the Company to cooperate fully with potential acquirers in such potential Tag-Along Sale by taking all customary and other actions reasonably requested by such Transferor or such potential acquirers, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirers, establishing a physical or electronic data room including materials customarily made available to potential acquirers in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions. The Company shall provide assistance with respect to these actions as reasonably requested.

(i) Notwithstanding any other provision of this Section 4.5, Class B Units that are or may become subject to forfeiture or any right of repurchase by the Company upon or after any transfer covered by this Section 4.5, as a result of their failure to “vest” (as defined and provided in any Award Agreement or other agreement between the Company and the holder thereof), shall not be entitled to the rights provided for in this Section 4.5, and shall be excluded in determining the number of Membership Interests to be transferred under this Section 4.5.

Section 4.6 Specific Performance

Each Member acknowledges that (i) it may be inadequate or impossible, or both, to measure in money the damage to the Company or the Members if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article 4, (ii) every such restriction and obligation is material and (iii) in the event of any such failure, the Company or the Members shall not have an adequate remedy at law or in damages. Therefore, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article 4 and to prevent any Disposition of Membership Interests in contravention of any terms of this Article 4, and waives any defenses thereto, including the defenses of: (a) failure of consideration; (b) breach any other provision of this Agreement; and (c) availability of relief in monetary damages.

ARTICLE V

CAPITAL CONTRIBUTIONS

Section 5.1 Initial Capital Contributions.

Each Member listed on Exhibit A hereto is deemed to have made on the date hereof the Capital Contribution set forth next to its name on Exhibit A. In the event that any Member is admitted to the Company and is given a Capital Account in exchange for services rendered to the Company or an Affiliate of the Company, such transaction shall be treated by the Company and the affected Member as if the Member had been compensated in cash and such Member had contributed the cash that the Member would have received to the capital of the Company. No Member shall be required to make additional Capital Contributions to the Company without such Member’s prior written consent. No Member shall be permitted to make additional Capital Contributions to the Company without the prior written consent of the Managing Member. Notwithstanding the foregoing, Members may, from time to time, be required to return distributions to the Company pursuant to the terms of an applicable Award Agreement or otherwise required by the Act.

Section 5.2 Loans.

If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so may advance all or part of the needed funds to or on behalf of the Company. Any advance described in this Section 5.2 will constitute a loan from the Member to the Company, will bear interest at a lawful rate determined by the Managing Member and the Member making the loan from the date of the advance until the date of payment and will not be a Capital Contribution.

Section 5.3 Return of Contributions.

Except as expressly provided herein, no Member is entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unreturned Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

Section 5.4 Fully Paid and Non-Assessable Nature of Membership Interests.

All Membership Interests issued pursuant to, and in accordance with, the requirements of this Article V shall be fully paid and non-assessable Membership Interests, except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Act.

ARTICLE VI

DISTRIBUTIONS AND ALLOCATIONS

Section 6.1 Distributions.

(a) Subject to Section 6.5 and the other provisions of this Section 6.1, distributions to the Members shall be made only to all Members simultaneously in proportion to their respective Sharing Percentages (at the time the amounts of such distributions are determined) and in such aggregate amounts and at such times as shall be determined by the Managing Member; provided, however, that any loans from Members pursuant to Section 5.3 shall be repaid prior to any distributions to Members pursuant to this Section 6.1.

(b) Notwithstanding Section 6.1(a), no distributions shall be made to the holders of Profits Interest Units to the extent that such distribution would cause or increase a deficit balance in such holder’s Capital Account with respect to such Profits Interest Units at the time of the distribution (taking into account all adjustments to such Capital Account through the end of the prior Fiscal Year and all adjustments known or expected to be made as of the date of such distribution for the Fiscal Year in which the distribution occurs, and any prior distributions during the current Fiscal Year) and any amounts not so distributed to the holders of Profits Interest Units will be distributed to the other Members in proportion to their respective Sharing Percentages.

(c) If any amount is not distributed to a holder of Profits Interest Units as a result of the application of Section 6.1(b), then subsequent distributions shall be made, consistent with the limitations of Section 6.1(b) and (d), so as to cause the amount distributed to all

Members to equal the amounts they would have received in the absence of the limitation set forth in Section 6.1(b); provided, however, that in no event shall the combined application of Sections 6.1(b) and this Section 6.1(c) reduce the aggregate amount of distributions that any Member (other than holders of Profits Interest Units) would otherwise receive pursuant to this Agreement if Sections 6.1(b) and this Section 6.1(c) were not in this Agreement.

(d) Notwithstanding Section 6.1(a), with respect to any Non-Recurring Distribution (as defined below), (i) no amounts shall be distributed to a holder of Profits Interest Units that were granted with a Threshold Value in respect of such Profits Interest Units until the total cumulative amount of Non-Recurring Distributions distributed to the Members from and after the date of issuance of such Profits Interest Units exceed the Threshold Value of such Profits Interest Units, and (ii) thereafter such holder of Profits Interest Units shall only receive, with respect to such Profits Interest Units, their applicable share of the Non-Recurring Distributions that are in excess of the Threshold Value. The amount of such reduction in Non-Recurring Distributions to the holder of such Profits Interest Units shall be distributed to the other Members (excluding the holders of any Profits Interest Units with a higher Threshold Value (with respect to such other Profits Interest Units)) in proportion to their respective Sharing Percentages, subject to the first sentence of this Section 6.1(d) and Section 6.1(b). For purposes of this Section 6.1(d), a “Non-Recurring Distribution” is any distribution that the Managing Member, in its sole discretion determines to treat as such, provided, however, that (i) any distributions of cash received by the Company in a quarterly distribution from the Partnership on account of the Company’s incentive distribution rights (or any other equity securities held) in the Partnership will not be treated as a Non-Recurring Distribution, and (ii) any distribution under Section 12.2(a)(iii) in connection with or following a Dissolution Event will be treated as a Non-Recurring Distribution.

Section 6.2 Allocations for Capital Account Purposes.

(a) Net Income and Net Loss will be determined and allocated with respect to each Tax Fiscal Year of the Company as of the end of such Tax Fiscal Year and at such times as there is a Revaluation Event. Subject to the other provisions of this Article VI, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss, deduction or credit that is taken into account in computing Net Income or Net Loss. Except as otherwise provided for in this Article VI, the Company’s Net Income or Net Loss shall be allocated to the Members in proportion to their respective Sharing Percentages, and any other items of Net Income and Net Loss for any Tax Fiscal Year (or other applicable period) shall be allocated among the Capital Accounts of the Members in a manner that as closely as possible gives economic effect to the provisions of Section 6.1 (without regard to Section 6.1(b)) and the other relevant provisions of this Agreement, as determined by the Managing Member in its good faith discretion.

(b) Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Agreement, if there is a net decrease in the Partnership Minimum Gain during any Tax Fiscal Year or other relevant period, each Member shall be specially allocated items of income and gain for such Tax Fiscal Year (and, if necessary, subsequent Tax Fiscal Years) in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g).

Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(c) If there is a net decrease in “partner nonrecourse debt minimum gain” (as defined in Treasury Regulations Section 1.704-2(i)(2)) for the Tax Fiscal Year or other relevant period, then, to the extent required by the Treasury Regulations, items of income (determined in accordance with the provisions of Treasury Regulations Section 1.704-2(i)(4)) shall be specially allocated to the Members in an amount equal to each Member’s share of the net decrease in partner nonrecourse debt minimum gain (determined in accordance with the provisions of Treasury Regulations Section 1.704-2(i)(5)). This Section 6.2(c) shall be interpreted consistently with, and subject to the exceptions contained in, Treasury Regulations Section 1.704-2(i)(4).

(d) If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704 1(b)(2)(ii)(d)(4), (5) or (6), items of the Company’s income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided, that an allocation pursuant to this Section 6.2(d) shall be made only if and to the extent that such Members would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 6.2 have been tentatively made as if this Section 6.2(d) were not in this Agreement. This Section 6.2(d) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(3) and shall be interpreted consistently with such provisions.

(e) No allocation of loss or item thereof shall be made to any Member to the extent such allocation would create or increase an Adjusted Capital Account Deficit of such Member that would trigger the application of Section 6.2(b) or Section 6.2(c). Any losses or items thereof that cannot be allocated to Members by reason of the prior sentence shall, subject to the prior sentence, be allocated to the other Members in proportion to such other Members’ Adjusted Capital Account balances, subject to the limitations of this Section 6.2(e).

(f) Each “nonrecourse deduction” (as defined in Treasury Regulations Sections 1.704-2(b)(1) and (c)) shall be specially allocated to the Members in proportion to their respective Sharing Percentages. “Partner nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(i)(2)) shall be specially allocated to the Members who bear the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the liability to which the deductions are attributable, determined in accordance with the principles of Treasury Regulations Section 1.704-2(i)(1).

(g) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations

Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Economic Interests in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h) To minimize any distortions in the manner that the Members would have shared distributions if the special regulatory allocations required by paragraphs (b) through (g) above (“Regulatory Allocations”) had not been part of this Agreement, the Managing Member may specially allocate to the Members offsetting items of income or loss so that the net amounts allocated to each Member pursuant to all subsections of Section 6.2 will, to the maximum extent possible, equal the net amounts that would have been allocated to each Member pursuant to Section 6.2(a) if the Regulatory Allocations had never occurred. In exercising such discretion, the Managing Member may consider any expected future Regulatory Allocations that are likely to offset other Regulatory Allocations previously made.

Section 6.3 Allocations for Tax Purposes.

(a) For federal, state and local income tax purposes, except as otherwise provided in this Section 6.3, each item of the Company’s income, gain, loss, deduction and credit shall be allocated to the Members consistent with the allocations of income, gain, loss, deduction and credit described in Section 6.2.

(b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gains, losses, deductions and credits with respect to any property (other than cash) contributed by a Member to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value using the remedial allocation method set forth in Treasury Regulations Section 1.704-3(d). In the case of any property whose Book Value is adjusted under clause (b) or clause (c) of the definition of Book Value contained in Section 1.1, subsequent allocations of income, gain, loss, deduction and credit with respect to such property shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement.

(c) Depreciation or amortization recapture under Code Sections 1245 and 1250, as well as any other type of recapture of ordinary income items shall, to the maximum extent possible, be allocated to the Members that were allocated the depreciation, amortization or other deductions giving rise to such recapture amounts.

(d) The Company’s “excess nonrecourse liabilities” (as defined in Treasury Regulations Section 1.752-3(a)(3)) shall be allocated to the Members in proportion to their respective Sharing Percentages.

(e) To reflect any Disposal of Membership Interests or other variations in the Membership Interests of the Members during any taxable year or other relevant taxable period, allocations of taxable income and loss for such taxable year or other relevant taxable period shall be determined by the Managing Member on a daily, monthly or other basis using any method permitted by the provisions of Code Section 706 and the Treasury Regulations thereunder; provided, however, that the approval of the Member Disposing of such Membership Interests shall be required in order to use any method other than a closing-of-the-books method.

(f) The Members are aware of the income and other tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of items of the Company’s income, gain, loss, deduction and credit.

Section 6.4 Limitations on Distributions.

Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or other Applicable Law.

ARTICLE VII

MANAGEMENT

Section 7.1 Management by Managing Member.

(a) The management of the Company is fully reserved to the Managing Member, and the Company shall not have “managers” as that term is used in the Act. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managing Member, who, except as expressly provided otherwise in this Agreement, shall make all decisions and take all actions for the Company.

(b) The Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and power to manage and control the business and affairs, or any portion thereof, of the Company, including to delegate to agents, officers and employees of a Member or the Company, and to delegate by a management agreement with or otherwise to other Persons.

(c) The Managing Member hereby delegates to the Board of Directors of the Company (the “Board”), to the fullest extent permitted under this Agreement and Applicable Law, all power and authority related the control of the business and affairs of the Partnership Group.

(d) Notwithstanding anything herein to the contrary, without obtaining approval of the Managing Member, the Company shall not, and shall not take any action to cause the Partnership to, (i) sell all or substantially all of the assets of the Company or the Partnership, (ii) merge or consolidate, (iii) to the fullest extent permitted by Applicable Law, dissolve or liquidate, (iv) make or consent to a general assignment for the benefit of their respective creditors, (v) file or consent to the filing of any bankruptcy, insolvency or reorganization petition for relief under the United States Bankruptcy Code naming the Company or the Partnership, as applicable, or otherwise seek, with respect to the Company or the Partnership, such relief from debtors or protection from creditors generally or (vi) take various actions similar to those described in any of clauses (i) through (v) of this Section 7.1(d).

Section 7.2 Number; Qualification; Tenure.

(a) The number of Directors constituting the Board shall be fixed from time to time by the Managing Member. A Director need not be a Member. Each Director shall be elected or approved by the Managing Member and shall serve as a Director of the Company for a term of one year (or their earlier death or removal from office) or until their successors are duly elected and qualified.

(b) The Directors of the Company at the date of this Agreement are set forth on Exhibit B hereto.

Section 7.3 Regular Meetings.

Regular quarterly and annual meetings of the Board shall be held at such time and place as shall be designated from time to time by resolution of the Board.

Section 7.4 Special Meetings.

A special meeting of the Board may be called at any time at the request of (a) the Chairman of the Board or (b) a majority of the Directors then in office. Written notice of all special meetings of the Board must be given to all Directors at least two Business Days prior to any special meeting of the Board.

Section 7.5 Notice.

Notice of regular quarterly and annual meetings shall not be required. All notices and other communications to be given to Directors shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of an e-mail or facsimile, and shall be directed to the address, e-mail address or facsimile number as such Director shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to this Agreement, as provided herein. Attendance of a Director, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not properly called or convened. A written waiver of notice of any such meeting signed by a Director or Directors entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice.

Section 7.6 Action by Consent of Board.

To the extent permitted by Applicable Law, the Board may act without a meeting and without prior notice so long as a majority of the Directors then in office shall have executed a written consent with respect to any action taken in lieu of a meeting.

Section 7.7 Conference Telephone Meetings.

Directors or members of any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment or by such other means by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 7.8 Quorum and Action.

A majority of the Directors then in office, present in person or participating in accordance with Section 7.7, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Except as otherwise required by Applicable Law, all decisions of the Board, or any committee of the Board, shall require the affirmative vote of a majority of all Directors then in office, or any committee of the Board, respectively. The Directors (or members of a committee of the Board) present at a duly organized meeting may continue to transact business not requiring a majority vote of the Board (or such committee of the Board) until adjournment, notwithstanding the withdrawal of enough Directors (or members of such committee) to leave less than a quorum.

Section 7.9 Vacancies; Increases in the Number of Directors.

Vacancies and newly created directorships resulting from any increase in the number of Directors shall be filled by the appointment of individuals approved by the Managing Member. Any Director so appointed shall hold office until the next annual election and until his successor shall be duly elected and qualified, unless sooner displaced.

Section 7.10 Committees.

(a) The Board may establish committees of the Board and may delegate any of its responsibilities to such committees, except as prohibited by Applicable Law.

(b) The Board shall have an audit committee (the “Audit Committee”) comprised of Directors who meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, and by the New York Stock Exchange or any national securities exchange on which the Common Units are listed. The Audit Committee shall establish a written audit committee charter in accordance with the rules and regulations of the Commission and the New York Stock Exchange or any national securities exchange on which the Common Units are listed from time to time, in each case as amended from time to time. Each member of the Audit Committee shall satisfy the rules and regulations of the Commission and the New York Stock Exchange or any national securities exchange on which the Common Units are listed from time to time, in each case as amended from time to time, pertaining to qualification for service on an audit committee.

(c) The Board may, from time to time, establish a Conflicts Committee. The Conflicts Committee shall function in the manner described in the Partnership Agreement. Notwithstanding any provision of this Agreement, the Partnership Agreement or any Group Member Agreement or any duty (including any fiduciary duty) otherwise existing at law or in equity, any matter approved by the Conflicts Committee in accordance with the provisions, and subject to the limitations, of the Partnership Agreement, shall not be deemed to be a breach of any duty owed by the Board or any Director to the Company or the Members.

(d) A majority of the Directors constituting any committee, present in person or participating in accordance with Section 7.7, shall constitute a quorum for the transaction of business of such committee. Except as otherwise required by Applicable Law, all decisions of any committee shall require the affirmative vote of a majority of the Directors constituting such committee.

(e) To the extent permitted by Applicable Law, any committee may act without a meeting and without prior notice so long as a majority of the Directors constituting such committee shall have executed a written consent with respect to any action taken in lieu of a meeting.

(f) A committee may fix the time and place of its meetings unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 7.5. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 7.11 Removal.

Any Director or the entire Board may be removed at any time, with or without cause, by the Managing Member.

Section 7.12 Compensation of Directors.

Except as expressly provided in any written agreement between the Company and a Director, by resolution of the Board or in the Empire Petroleum Partners GP, LLC Non-Employee Director Compensation Plan, no Director shall receive any compensation from the Company for services provided to the Company in his or her capacity as a Director, except that each Director shall be compensated for attendance at Board meetings at rates of compensation as from time to time established by the Board or a committee thereof; provided, however, that Directors who are also employees of the Company or any Affiliate thereof shall receive no compensation for their services as Directors or committee members. In addition, the Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in connection with attending meetings of the Board or committees thereof.

Section 7.13 Responsibility and Authority of the Board; Standards of Conduct of Directors and Officers.

(a) The Board and the Officers may exercise only such powers of the Company and do such acts and things as are expressly authorized by this Agreement, the Partnership Agreement or any Group Member Agreement. Notwithstanding any duty (including any fiduciary duty) otherwise existing at law or in equity, any matter approved by the Board or any Officer in accordance with the provisions, and subject to the limitations, of the Partnership Agreement or any Group Member Agreement, shall not be deemed to be a breach of any duties owed by the Board or any Director or Officer to the Company or the Members.

(b) Notwithstanding anything herein to the contrary:

(i) the Managing Member shall have exclusive authority over the internal business and affairs of the Company that do not relate to management and control of the business and affairs of the Partnership Group, and the Board and the Officers shall have no authority to act with respect to any matter that does not relate to the management and control of the business and affairs of the Partnership Group except as may be expressly authorized and directed from time to time by the Managing Member. For illustrative purposes, the internal business and affairs of the Company where the Managing Member shall have exclusive authority include:

A. the amount and timing of distributions paid by the Company;

B. the prosecution, settlement or management of any claim made directly against the Company and not involving or relating to the Partnership Group;

C. the decision to sell, convey, transfer or pledge any asset of the Company;

D. the decision to amend, modify or waive any rights relating to the assets of the Company, including without limitation any decision related to an IDR Reset Election (as defined in the Partnership Agreement);

E. the voting of, or exercise of other rights with respect to, any Partnership Interests (other than the General Partner Interest) held by the Company or its controlled Affiliates;

F. the decision to enter into, modify or terminate any agreement to incur a material obligation of the Company, other than an agreement entered into for and on behalf of any Group Member for which the Company is liable exclusively by virtue of the Company acting in its capacity as the general partner of the Partnership; and

G. whenever the Company makes a determination or takes or declines to take any action in its individual capacity as opposed to in its capacity as the general partner of the Partnership whether under the Partnership Agreement, any Group Member Agreement, any other agreement contemplated by the Partnership Agreement or otherwise; and

(ii) without obtaining approval of the Managing Member, the Company shall not, and neither the Board nor the Company shall take any action to cause any Group Member to:

A. cause the Company to make distributions of cash or other property to the Members, or issue, redeem, acquire or repurchase any Membership Interests (for the avoidance of doubt, this Section 7.13(b)(ii)(A) shall not require approval of the Managing Member for distributions of cash or other property by any Group Member);

B. obligate or cause the Company to enter into, modify or terminate any contract or agreement to incur a material obligation of the Company, other than an agreement entered into for and on behalf of any Group Member for which the Company is liable exclusively by virtue of the Company acting in its capacity as the general partner of the Partnership;

C. obligate or cause the Company to enter into, amend or modify any credit agreement or otherwise incur any indebtedness for borrowed money, or obligate or cause the Company to guarantee the payment of money or performance of any obligation by any other Person which would have the same effect, unless such obligation is exclusively by virtue of the Company acting in its capacity as the general partner of the Partnership;

D. sell any assets of the Company or sell all or substantially all of the assets of any Significant Subsidiary (excluding any Group Member);

E. obligate or cause the Company to be a party to any merger, acquisition, conversion, interest exchange, consolidation, joint venture, recapitalization, reorganization or similar transaction or any conversion to another type or form of business entity;

F. determine any other matters relating to the internal business and affairs of the Company that do not relate to the management and control of the business and affairs of a Group Member;

G. to the fullest extent permitted by Applicable Law, dissolve, liquidate or wind-up the Company, the Partnership or any other Group Member that constitutes a Significant Subsidiary;

H. make or consent to a general assignment for the benefit of the respective creditors of the Company, the Partnership or any other Group Member that constitutes a Significant Subsidiary;

I. file or consent to the filing of any Bankruptcy of the Company, the Partnership or any Significant Subsidiary;

J. make any election to be classified for U.S. federal income tax purposes as other than (A) in the case of the Company, a disregarded entity or (B) in the case of the Partnership or any other Group Member that constitutes a Significant Subsidiary, as a partnership or a disregarded entity;

K. enter into any hedging transactions that are not in compliance with FAS 133;

L. vote, or exercise other rights with respect to, any Partnership Interests held by the Company or its controlled Affiliates;

M. appoint the Chairman of the Board, Chief Executive Officer, Chief Financial Officer and any other Officer of the Company;

N. determine the compensation of any Officer or other employee of the Company or approve the payment of any management fees by the Company; or

O. take various actions similar to those described in any of clauses (A) through (N) of this Section 7.13(b)(ii).

(c) Whenever the Directors or Officers (in their respective capacities as such), make a determination or cause the Company to take or decline to take any other action relating to the management and control of the business and affairs of the Partnership Group for which the Company or the Directors or Officers are required to act in accordance with a particular standard under the Partnership Agreement or any Group Member Agreement, as applicable, then the Directors and Officers shall make such determination or cause the Company to take or decline to take such other action in accordance with such standard and, to the fullest extent permitted by Applicable Law, shall not be subject to any other or different standards or duties (including fiduciary duties) imposed by this Agreement, the Partnership Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Act or any other Applicable Law or at equity.

(d) To the extent that the Directors or Officers (in their respective capacities as such), make a determination or cause the Company to take or decline to take any other action in any circumstance not described in Section 7.13(c) under any express authorization or direction of the Managing Member that may be in effect from time to time, then unless another express standard is provided for in this Agreement, the Partnership Agreement or any Group Member Agreement, as applicable, the Directors and Officers shall make such determination or cause the Company to take or decline to take such other action in the subjective belief that the determination or other action is in the best interest of the Company and, to the fullest extent permitted by law, shall not otherwise be subject to any other or different standards or duties (including fiduciary duties) imposed by this Agreement, the Partnership Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Act or any other Applicable Law or at equity, as applicable.

Section 7.14 Other Business of Members, Directors and Affiliates.

(a) The Managing Member and its Affiliates (other than any Group Member) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any Group Member, and the Company, any Group Member, the Directors and the Members (other than the Managing Member) shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company or any Group Member, shall not be deemed wrongful or improper.

(b) None of the Managing Member or any of its Affiliates (other than any Group Member) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or a Group Member, shall have any duty to communicate or offer such opportunity to the Company or any Group Member, and neither the Managing Member nor its Affiliate shall be liable to the Company or the Members for breach of any duty by reason of the fact that the Managing Member or its Affiliate pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Company or any Group Member; provided that the Managing Member or its Affiliates do not engage in such business or activity using confidential or proprietary information that was provided by or on behalf of the Partnership Group.

ARTICLE VIII

OFFICERS

Section 8.1 Officers.

(a) Subject to Section 7.13, the Board shall elect one or more persons to be Officers of the Company to assist in carrying out the Board’s decisions and the day-to-day activities of the Company in its capacity as the general partner of the Partnership. Officers are not “managers” as that term is used in the Act. Any individual who is elected as an Officer of the Company shall serve at the pleasure of the Board and shall have such titles and the authority and duties specified in this Agreement or otherwise delegated to such Person, respectively, by the Board from time to time. The salaries or other compensation, if any, of the Officers of the Company shall be fixed by the Board.

(b) The officers of the Company may consist of a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, a Chief Operating Officer, a General Counsel and Secretary and such other officers as the Board from time to time may deem proper (each an “Officer” and collectively, the “Officers”). All Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VIII. The Board may from time to time elect such other Officers or appoint such agents as may be necessary or desirable for the conduct of the business of the Company. Such other Officers and agents shall have such authority and responsibilities and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Board, as the case may be from time to time.

Section 8.2 Election and Term of Office.

Each Officer shall hold office until such person’s successor shall have been duly elected and qualified or until such person’s death or until he or she shall resign or be removed pursuant to Section 8.9.

Section 8.3 Chairman of the Board.

The Chairman of the Board, if any, shall be chosen from among the Directors and shall preside, if present, at all meetings of the Board and of the Limited Partners of the Partnership and shall perform such additional functions and duties as the Board may prescribe from time to time. The Directors also may elect a Vice Chairman of the Board to act in the place of the Chairman of the Board upon his or her absence or inability to act.

Section 8.4 Chief Executive Officer.

The Chief Executive Officer, who may be the Chairman of the Board, shall have general and active management authority over the business of the Company and, subject to the control of the Board, shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall also perform all duties and have all powers incident to the office of Chief Executive Officer and perform such other duties and may exercise such other powers as may be assigned by this Agreement or prescribed by the Board from time to time. The Chief Executive Officer shall preside at all meetings of the Members.

Section 8.5 Chief Financial Officer.

The Chief Financial Officer shall perform all duties and have all powers incident to the office of the Chief Financial Officer and, subject to the control of the Board, in general have overall supervision of the financial operations of the Company. The Chief Financial Officer shall receive and deposit all monies and other valuables belonging to the Company in the name and to the credit of the Company and shall disburse the same and only in such manner as the Board or the appropriate Officer of the Company may from time to time determine. The Chief Financial Officer shall render to the Board or the Chief Executive Officer, whenever requested, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or as may be prescribed by the Board from time to time. The Chief Financial Officer shall have the same power as the Chief Executive Officer to execute documents on behalf of the Company.

Section 8.6 Chief Operating Officer.

The Chief Operating Officer shall perform all duties and have all powers incident to the office of Chief Operating Officer and perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or as may be prescribed by the Board from time to time.

Section 8.7 General Counsel and Secretary.

The General Counsel and Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board, the Members and the Limited Partners of the Partnership. The General Counsel and Secretary shall see that all notices are duly given in accordance with the provisions of this Agreement or the Partnership Agreement or any Group Member Agreement, as applicable, and as required by Applicable Law; shall be custodian of the records and the seal of the Company (if any) and affix and attest the seal (if any) to all documents to be executed on behalf of the Company under such seal; shall see that the books, reports, statements, certificates and other documents and records required by Applicable Law to be kept and filed are properly kept and filed; and in general, shall perform all duties and have all powers incident to the office of Secretary and perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or as may be prescribed by the Board from time to time.

Section 8.8 Vice Presidents. Any Vice President, in the order of seniority, unless otherwise determined by the Board, shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer. They shall also perform the usual and customary duties and have the powers that pertain to such office and generally assist the Chief Executive Officer by executing contracts and agreements and exercising such other powers and performing such other duties as are delegated to them by the Chief Executive Officer or as may be prescribed by the Board from time to time.

Section 8.9 Removal.

Any Officer elected, or agent appointed, by the Board may be removed, with or without cause, by the affirmative vote of a majority of the Directors then in office whenever, in such majority’s judgment, the best interests of the Company would be served thereby. No Officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 8.10 Vacancies.

A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board at any meeting of the Board.

ARTICLE IX

INDEMNITY AND LIMITATION OF LIABILITY

Section 9.1 Indemnification.

(a) To the fullest extent permitted by Applicable Law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an

Indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Company; provided, however, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in intentional fraud, willful misconduct (including a willful breach of this Agreement) or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 9.1 shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by Applicable Law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 9.1(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 9.1, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 9.1.

(c) The indemnification provided by this Section 9.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of the Indemnitee.

(d) The Company may purchase and maintain (or reimburse its Affiliates for the cost of) insurance on behalf of the Indemnitees, the Company and its Affiliates and such other Persons as the Company shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 9.1, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by an Indemnitee of its duties to the Company also imposes duties on, or otherwise involves services by, an Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of this Section 9.1; and action taken or omitted by it with respect to any employee benefit plan in the performance of an Indemnitee’s duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f) In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 9.1 are for the benefit of the Indemnitees, their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 9.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND SUBJECT TO SECTION 9.1(A), THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 9.1 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

Section 9.2 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement or the Partnership Agreement or any Group Member Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Person bound by this Agreement, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, with respect to the matter in question, the Indemnitee acted in bad faith or engaged in intentional fraud, willful misconduct (including a willful breach of this Agreement) or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b) Subject to any limitations set forth in Article VII and Article VIII, the Board and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company’s Officers or agents, and neither the Board nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such Officer or agent appointed in good faith by the Board.

(c) Except as expressly set forth in this Agreement, no Member or any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Company or any Member, notwithstanding any duty otherwise existing at law or in equity, and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the Members or any other Indemnitee otherwise existing under Applicable Law or in equity, are agreed by the Members to replace such other duties and liabilities of the Members and such other Indemnitee.

(d) No amendment, modification or repeal of this Section 9.2 or any provision hereof shall in any manner affect the limitations on the liability of any Indemnitee under this Section 9.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE X

TAXES

Section 10.1 Taxes.

(a) The Managing Member shall act as the “tax matters partner” under Section 6231 of the Code (the “Tax Matters Member”). The Tax Matters Member shall prepare and timely file (on behalf of the Company) all state and local tax returns, if any, required to be filed by the Company. The Company shall bear the costs of the preparation and filing of its returns. Each Member shall provide to the Tax Matters Member, when and as requested, all information concerning the affairs of such Member as may be reasonably required to permit the preparation of such returns.

(b) The Tax Matters Member shall take such actions as are necessary to ensure that each Member is a “notice partner” within the meaning of Code Section 6231(a)(8), and shall provide each Member with prompt notice of any examinations or proceedings. The Managing Member shall control the conduct of all such proceedings.

(c) The classification, realization and recognition of income, gains, losses, deductions and credits and other items shall be on the accrual method of accounting for federal income tax purposes; provided, that the Tax Matters Member may change the method of accounting used for federal income tax purposes should a change be possible and desirable (as determined by the Tax Matters Member in its sole discretion). The Tax Fiscal Year of the Company shall be the calendar year, unless the Tax Matters Member shall determine that a different taxable year is permissible and appropriate in its sole discretion. The Managing Member shall make the election under Section 754 of the Code in accordance with applicable Treasury Regulations promulgated thereunder for the first Tax Fiscal Year in which there is a transfer or a Company distribution to which such election would apply in the Managing Member’s sole discretion. In addition to the foregoing, the Tax Matters Member shall determine whether to make any other available tax elections and select any other appropriate tax accounting methods and conventions for any purpose under this Agreement.

(d) Except as may be otherwise provided herein, no election shall be made by the Company or any Member for the Company to be treated as an association taxable as a corporation or to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

(e) Notwithstanding any other provision of this Agreement, the Tax Matters Member is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any federal, state, local and foreign withholding requirement with respect to any allocation or payment or distribution by the Company to any Member or other Person. All amounts so withheld, and, in the manner determined by the Tax Matters Member, amounts withheld with respect to any payment or distribution by any Person to the Company, shall be treated as payments to such Person or Member or as distributions to the Members under Section 6.1 or Article XII, as the case may be.

ARTICLE XI

BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

Section 11.1 Maintenance of Books.

(a) The Company shall keep or cause to be kept at the principal office of the Company or at such other location approved by the Board complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board and the Members and any other books and records that are required to be maintained by Applicable Law.

(b) The books of account of the Company shall be maintained on the basis of a fiscal year that is the calendar year and on an accrual basis in accordance with United States generally accepted accounting principles, consistently applied.

Section 11.2 Bank Accounts.

Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board or the Managing Member. All withdrawals from any such depository shall be made only as authorized by the Board or the Managing Member and shall be made only by check, wire transfer, debit memorandum or other written instruction.

ARTICLE XII

DISSOLUTION, WINDING UP, TERMINATION AND CONVERSION

Section 12.1 Dissolution.

(a) The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):

(i) the consent of the Managing Member;

(ii) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; and

(iii) at any time there are no Members of the Company, unless the Company is continued in accordance with the Act or this Agreement.

(b) No other event shall cause a dissolution of the Company.

(c) Upon the occurrence of any event that causes there to be no Members of the Company, to the fullest extent permitted by Applicable Law, the personal representative of the last remaining Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such Member in the Company.

(d) Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and, upon the occurrence of such an event, the Company shall continue without dissolution.

Section 12.2 Winding Up and Termination.

(a) On the occurrence of a Dissolution Event, the Managing Member shall act as, or alternatively appoint, a liquidator (who will be the “liquidating trustee” for purposes of the Act). The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. The steps to be accomplished by the liquidator are as follows:

(i) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

(ii) subject to the Act, the liquidator shall satisfy from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up or otherwise make adequate provision for payment and satisfaction thereof (including the establishment of a cash escrow fund for contingent, conditional and unmatured liabilities in such amount and for such term as the liquidator may reasonably determine)); and

(iii) all remaining assets of the Company shall be distributed to the Members in accordance with Section 6.1 (without regard to Section 6.1(b)).

(b) The distribution of cash or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of all the Company’s property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, such Member shall have no claim against any other Member for those funds.

Section 12.3 Deficit Capital Accounts.

No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in the Member’s Capital Account.

Section 12.4 Certificate of Cancellation.

On completion of the winding up of the Company as provided herein and under the Act, the Managing Member (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate, except as may be otherwise provided by the Act or by Applicable Law.

ARTICLE XIII

MERGER, CONSOLIDATION OR CONVERSION

Section 13.1 Authority.

Subject to compliance with Sections 7.1(d) and 7.13(b), the Company may merge or consolidate with one or more domestic or foreign corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)), or convert into any such domestic or foreign entity, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIII. The surviving entity to any such merger, consolidation or conversion is referred to herein as the “Surviving Business Entity.”

Section 13.2 Procedure for Merger, Consolidation or Conversion.

(a) The merger, consolidation or conversion of the Company pursuant to this Article XIII requires the prior approval of the Managing Member and compliance with Section 13.3.

(b) If the Managing Member shall determine to consent to a merger or consolidation, the Managing Member shall approve the Merger Agreement, which shall set forth:

(i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii) the name and jurisdiction of formation or organization of the Surviving Business Entity that is to survive the proposed merger or consolidation;

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of formation, limited liability company agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 13.4 or a later date specified in or determinable in accordance with the Merger Agreement; provided, however, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein; and

(vii) such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Managing Member.

(c) If the Managing Member shall determine to consent to a conversion of the Company, the Managing Member shall approve and adopt a Plan of Conversion containing such terms and conditions that the Managing Member determines to be necessary or appropriate.

Section 13.3 Approval of Merger, Consolidation or Conversion.

(a) The Managing Member, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to the vote of the Members for approval by Members holding a majority of the Sharing Percentages. A copy or a summary of the Merger Agreement or the Plan of Conversion, as applicable, shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) The Merger Agreement or the Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of the Members holding a majority or the Sharing Percentages.

(c) After such affirmative vote or consent of the Members, and at any time prior to the filing of the certificate of merger, consolidation or conversion pursuant to Section 13.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

Section 13.4 Certificate of Merger, Consolidation or Conversion.

(a) Upon the required approval by the Managing Member and the Members of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger, consolidation or conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Act and shall have such effect as provided under the Act or other Applicable Law.

(b) A merger, consolidation or conversion effected pursuant to this Article XIII shall not (i) to the fullest extent permitted by Applicable Law, be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred or (ii) require the Company (if it is not the Surviving Business Entity) to wind up its affairs, pay its liabilities or distribute its assets as required under Article XII of this Agreement or under the applicable provisions of the Act.

ARTICLE XIV

GENERAL PROVISIONS

Section 14.1 Offset.

Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

Section 14.2 Notices.

Except as otherwise expressly provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery or facsimile or electronic mail, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile or electronic mail. Notice otherwise sent as provided herein shall be deemed given upon delivery of such notice:

To the Company:

Empire Petroleum Partners GP, LLC

8350 North Central Expressway, Suite M2185

Dallas, Texas 75206

Attn: Chief Executive Officer

Fax: (301) 921-8850

To Empire:

Empire Petroleum Partners, LLC

8350 North Central Expressway, Suite M2185

Dallas, Texas 75206

Attn: Chief Executive Officer

Fax: (301) 921-8850

Section 14.3 Entire Agreement; Superseding Effect.

This Agreement constitutes the entire agreement of the Members relating to the Company and the transactions contemplated hereby, and supersedes all provisions and concepts contained in all prior contracts or agreements between the Members with respect to the Company, whether oral or written, including the Current Limited Liability Company Agreement.

Section 14.4 Effect of Waiver or Consent.

Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 14.5 Amendment or Restatement.

This Agreement may be amended or restated only by a written instrument executed by the Managing Member; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, each Member agrees that the Managing Member, without the approval of any Member, may amend any provision of the Delaware Certificate and this Agreement, and may authorize any Officer to execute, swear to, acknowledge, deliver, file and record any such amendment and whatever documents may be required in connection therewith, to reflect any change that does not materially adversely affect the rights of the Members.

Section 14.6 Binding Effect.

Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.

Section 14.7 Governing Law; Severability.

THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (x) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby and (y) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

Section 14.8 Venue.

Any and all claims, suits, actions or proceedings arising out of, in connection with or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware (or, to the extent the Court of Chancery lacks jurisdiction, any other state court in the State of Delaware). Each party hereto unconditionally and irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent the Court of Chancery lacks jurisdiction, any other state court in the State of Delaware) with respect to any such claim, suit, action or proceeding and waives any objection that such party may have to the laying of venue of any claim, suit, action or proceeding in the Court of Chancery (or other state court) of the State of Delaware.

Section 14.9 Further Assurances.

In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 14.10 Waiver of Certain Rights.

Each Member, to the fullest extent permitted by Applicable Law, irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

Section 14.11 Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. To the fullest extent permitted by Applicable Law, the use of facsimile signatures and signatures delivered by email in portable document format (.pdf) affixed in the name and on behalf of a party is expressly permitted by this Agreement.

Section 14.12 Accredited Investors.

Each Member, other than the Managing Member, severally, but not jointly, represents and warrants to the Company and to the other Members that as of the date that such Person became a Member, such Member was an Accredited Investor.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

MEMBERS:	EMPIRE PETROLEUM PARTNERS, LLC

By:
[ ● ]

By:
Henry J. Heithaus

By:
David Potter

By:
Jeffrey Goodwin

By:
Travis Booth

Signature Page to the First Amended and Restated Limited Liability Company Agreement

Exhibit A

MEMBERS

Member	Number and Class of Units	Capital Contribution	Sharing Percentage
Empire Petroleum Partners, LLC	9,000 Class A Units	$900	91.37%

Henry J. Heithaus	450 Class B Units	$45	4.57%

David Potter	150 Class B Units	$15	1.52%

Jeffrey Goodwin	150 Class B Units	$15	1.52%

Travis Booth	100 Class B Units	$10	1.02%

			100%

Exhibit B

DIRECTORS

Henry J. Heithaus	Director

John DeMatteo	Director

Ryan M. Barnes	Director

Robert B. Hellman	Director